                                                                    Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Tender Loving Care Health Care Services, Inc. (the "Company") on Form S-8 for the 1999 Stock Option Plan of our report dated May 24, 2001 (September 13, 2001, as to Notes 10 & 17) on the Restated Financial Statements, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K/A for the year ended February 29, 2001.


/s/ Deloitte & Touche, LLP


September 25, 2001